Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Innventure, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	8,480,518 (3)	$3.45 (2)	$29,257,787.10 (2)	$153.10 per $1,000,000	$4,479.37 (2)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	4,100,000 (4)	$3.45 (2)	$14,145,000.00 (2)	$153.10 per $1,000,000	$2,165.60 (2)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	85,471(5)	$3.45 (2)	$294,874.95 (2)	$153.10 per $1,000,000	$45.15 (2)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	3,000,000 (6)	$3.45 (2)	$10,350,000.00 (2)	$153.10 per $1,000,000	$1,584.59 (2)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(7)	300,000(8)	$0.01(7)	$3,000(7)	$153.10 per $1,000,000	$0.46 (7)
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$54,050,662.05		$8,275.16
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$8,275.16

(1) Represents the common stock, par value $0.0001 per share (“Common Stock”), of Innventure, Inc. (the “Company”) that will be offered for sale by the Company and the selling stockholders (the “Selling Stockholders”) named in the prospectus that forms a part of the Company’s registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Stock being registered under the Registration Statement includes such indeterminate number of additional Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Stock being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Stock registered under the Registration Statement all Common Stock are combined by a reverse stock split into a lesser number of Common Stock, the number of undistributed Common Stock covered by the Registration Statement shall be proportionately reduced.
(2) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the average of the high and low sales price of the Common Stock as reported on the Nasdaq Stock Market LLC on April 11, 2025 of $3.45.
(3) Represents up to 8,480,518 shares of Common Stock issuable upon conversion of Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), which Series C Preferred Stock was issued pursuant to those certain preferred stock purchase agreements, dated March 24, 2025, among the Company and certain purchasers party thereto.
(4) Represents up to 4,100,000 shares of Common Stock that the Company may issue and sell to YA II PN, Ltd., a Cayman Islands exempted company (“Yorkville”), from time to time pursuant to the Standby Equity Purchase Agreement, dated October 24, 2023, between the Company and Yorkville.
(5) Represents 85,471 shares of Common Stock issued to Ducera Partners LLC and its affiliates (“Ducera”) in consideration of Ducera’s financial advisory and investment banking services pursuant to the terms of an engagement letter.
(6) Represents up to 3,000,000 shares of Common Stock issuable upon conversion of convertible debentures (“Convertible Debentures”), issued and issuable to Yorkville pursuant to the securities purchase agreement, dated March 25, 2025, between the Company and Yorkville.

(7) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the shares of Common Stock issuable upon exercise of the 2025 WTI Warrants (as defined below), expiring March 31, 2035, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the 2025 WTI Warrants of $0.01 per share.
(8) Represents 300,000 shares of Common Stock that may be issued upon exercise of warrants (the “2025 WTI Warrants”) to purchase Common Stock held by WTI Fund X, LLC and WTI Fund XI, LLC.
Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share	18,386,688(9)	$211,446,912	S-4	333-276714	September 10, 2024
(9) Represents the issuance of up to 18,386,688 shares of Common Stock that may be issued upon the exercise of 18,386,688 warrants to purchase common stock at an exercise price of $11.50 per share. No registration fee is payable in connection with such securities, which were previously registered on a Registration Statement on Form S-4 (File No. 333-276714) (the “Prior Registration Statement”), which was declared effective on September 10, 2024, because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. Reflects the portion of the original amount that was registered on such Form S-4 and is being carried forward to this Registration Statement on Form S-1. See “Explanatory Note and Statement Pursuant to Rule 429” in this Registration Statement.